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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                 CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (date of earliest event reported) July 13, 1999


                               EGGHEAD.COM, INC.
            (Exact name of registrant as specified in its charter)


         0-16930                      Washington                       91-1296187
       (Commission           (State or other jurisdiction           (I.R.S. Employer
       File Number)                 of incorporation)              Identification No.)

                            521 S.E. Chkalov Drive
                             Vancouver, Washington
                   (Address of principal executive offices)


                                     98683
                                  (Zip Code)


      Registrant's telephone number, including area code  (360) 883-3447

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Item 5:  Other Events

     On July 13, 1999, Egghead.com, Inc., a Washington Corporation (the "Company"), Onsale, Inc., a Delaware Corporation ("Onsale") and EO Corporation, a Washington corporation and a wholly-owned subsidiary of Onsale ("Merger Sub"), entered into a definitive Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will be merged with and into the Company (the "Merger"), with the Company surviving the Merger and becoming a wholly-owned subsidiary of Onsale. At the effective time of the Merger, each outstanding share of the Company's common stock will be converted into the right to receive
 .565 of a share of Onsale common stock (the "Exchange Ratio"). Options to purchase Company common stock will be assumed by Onsale and converted into options to purchase Onsale common stock, and the exercise price and number of shares of Onsale common stock subject to each such Company option will be appropriately adjusted to reflect the Exchange Ratio. It is the intent of the parties that the transaction qualify as a tax-free reorganization and be accounted for as a "pooling of interests."

     After the Merger, the combined entity will be called "Egghead.com" and its web address will be www.egghead.com. George Orban, the Chairman and CEO of the Company, will serve as Chairman of the combined company, and S. Jerrold Kaplan, President and CEO of Onsale, will serve as the CEO of the combined company.

     In connection with the execution of the Merger Agreement, the Company entered into a Stock Option Agreement with Onsale (the "Company Stock Option Agreement"), pursuant to which the Company granted to Onsale an option to purchase up to 19.9% of the outstanding shares of Company common stock, which option is exercisable upon the occurrence of certain events specified in the Company Stock Option Agreement. In addition, Onsale has entered into a Stock Option Agreement with the Company (the "Onsale Stock Option Agreement"), pursuant to which Onsale granted to the Company an option to purchase up to 19.9% of the outstanding shares of Onsale common stock, which option is exercisable upon the occurrence of certain events specified in the Onsale Stock Option Agreement.

     Also in connection with the execution of the Merger Agreement certain shareholders of the Company and certain stockholders of Onsale have agreed, among other things, to vote their shares (representing approximately 5.2% of the Company's outstanding common stock and 51.6% of Onsale's outstanding common stock respectively) in favor of the merger.

     A copy of the Merger Agreement, Company Stock Option Agreement, the Onsale Stock Option Agreement and the forms of voting agreement are included in this report as Exhibit 2.1, 2.2, 2.3, 2.4 and 2.5 respectively. The foregoing description is qualified in its entirety by reference to the full text of such exhibits. A joint press release announcing these transactions is attached to this report as Exhibit 99.1. The Merger is subject to several closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act and approval of the Company's shareholders and the stockholders of Onsale.

Item 7:  Financial Statements and Exhibits.

         (c)  Exhibits

              2.1 Agreement and Plan of Merger dated as of July 13, 1999 by and among Onsale, Inc., EO Corporation and Egghead.com, Inc.


                                      -2-
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               2.2   Company Stock Option Agreement dated as of July 13, 1999
                     between Egghead.com, Inc. and Onsale, Inc.

               2.3 Parent Stock Option Agreement dated as of July 13, 1999 between Onsale, Inc. and Egghead.com, Inc.

               2.4 Form of Company Voting Agreement dated July 13, 1999 between Onsale, Inc. and certain shareholders of Egghead.com, Inc.

               2.5 Form of Parent Voting Agreement dated July 13, 1999 between Egghead.com, Inc. and certain stockholders of Onsale, Inc.

              99.1   Joint Press Release dated July 14, 1999.

                                      -3-
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  July 23, 1999

                                       EGGHEAD.COM, INC.



                                       By: /s/ Brian W. Bender
                                           --------------------------------
                                            Brian W. Bender
                                            Chief Financial Officer,
                                            Vice President of Finance
                                            and Secretary

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                                 EXHIBIT INDEX

              Exhibit

              2.1 Agreement and Plan of Merger dated as of July 13, 1999 by and among Onsale, Inc. and Egghead.com, Inc.

              2.2 Company Stock Option Agreement dated as of July 13, 1999 between Egghead.com, Inc. and Onsale, Inc.

              2.3 Parent Stock Option Agreement dated as of July 13, 1999 between Onsale, Inc. and Egghead.com, Inc.

              2.4 Form of Company Voting Agreement dated July 13, 1999 between Onsale, Inc. and certain shareholders of Egghead.com, Inc.

              2.5 Form of Parent Voting Agreement dated July 13, 1999 between Egghead.com, Inc. and certain stockholders of Onsale, Inc.

              99.1   Joint Press Release dated July 14, 1999.